Franklin Auto Trust 2001-2
Monthly Servicing Report

Collection Period:                                    December 2002
Distribution Date:                                    January 20, 2003
Number of Days in Distribution Period:                30

Section I.  Original Deal Parameters

   A.  Original Portfolio                                                            Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              7,776      132,275,482.34       9.66%           67.52               62.92              4.60
      ii.    Non-Prime Loans          9,930      161,144,226.19      14.74%           67.40               61.18              6.22
      iii.   Sub-Prime Loans            545        6,580,292.26      19.70%           61.77               52.79              8.98
      iv.    Total Loans             18,251      300,000,000.79      12.61%           67.33               61.76              5.57

   B.  Bonds Issued             Original
                               Principal                Legal Final
                                Balance      Coupon      Maturity     CUSIP
                              ------------------------------------------------
      i.     Class A-1 Notes  55,000,000.00   2.10375%  12/20/2002   35242RAJ3
      ii.    Class A-2 Notes  74,500,000.00      2.79%  08/20/2004   35242RAK0
      iii.   Class A-3 Notes  91,000,000.00      3.77%  02/20/2006   35242RAL8
      iv.    Class A-4 Notes  79,500,000.00      4.55%  07/20/2009   35242RAM6

   C.  Spread Account

      i.   Initial Cash Deposit                         0.00
      ii.  Spread Account Floor Amount          3,000,000.00
      iii. Specified Spread Account Amount      2.5% of Outstanding Pool Balance
      iv.  Maximum Spread Account Amount        10% of Outstanding Pool Balance
      v.   Initial Payment Provider Commitment  7,500,000.00


Section II.  Deal Status as of Previous Distribution Date

   A.  Portfolio                                                                    Principle Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              5,974       85,732,390.46       9.62%           68.15               51.96              16.19
      ii.    Non-Prime Loans          7,450      105,281,534.47      14.59%           67.81               50.45              17.36
      iii.   Sub-Prime Loans            379        3,893,829.55      19.42%           62.72               43.04              19.68
      iv.    Total Loans             13,803      194,907,754.48      12.50%           67.86               50.97              16.89

   B.  Bonds Outstanding
                                                            Unpaid Interest
                                       Principal Balance    Shortfall Amount
                                      ----------------------------------------
      i.     Class A-1 Notes                       0.00           0.00
      ii.    Class A-2 Notes              24,407,754.48           0.00
      iii.   Class A-3 Notes              91,000,000.00           0.00
      iv.    Class A-4 Notes              79,500,000.00           0.00

   C.  Spread Account

      i.     Spread Account Cash Balance                3,000,000.00
      ii.    Payment Provider Commitment                3,000,000.00

   D.  Shortfall Amounts

      i.     Base Servicing Fee Shortfall                       0.00
      ii.    Surety Fee Shortfall                               0.00
      iii.   Unreimbursed Surety Draws                          0.00
      iv.    Unreimbursed Insurer Optional Deposit              0.00
      v.     Additional Servicing Fee Shortfall                 0.00


Section II.  Deal Status as of Previous Distribution Date

   E.  Delinquencies in Period
                                  30-59 Days   60-89 Days    90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           524,071.38    126,803.63  229,439.06   110,317.91     238,292.56               155,941.41
      ii.    Non-Prime Loans     1,927,633.18    946,905.92  528,738.04   364,939.45     865,050.02               604,748.32
      iii.   Sub-Prime Loans       123,404.36     25,470.56   37,090.21     3,524.89      19,619.45                16,164.44
      iv.    Total Loans         2,575,108.92  1,099,180.11  795,267.31   478,782.25   1,122,962.03               776,854.17


                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              30         10              11            7               13                  10
      ii.    Non-Prime Loans         134         65              35           23               55                  40
      iii.   Sub-Prime Loans          12          4               4            1                3                   1
      iv.    Total Loans             176         79              50           31               71                  51

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Previous Balance

      i.     Prime Loans            0.61%        0.15%          0.27%      0.13%               0.28%                   0.18%
      ii.    Non-Prime Loans        1.83%        0.90%          0.50%      0.35%               0.82%                   0.57%
      iii.   Sub-Prime Loans        3.17%        0.65%          0.95%      0.09%               0.50%                   0.42%
      iv.    Total Loans            1.32%        0.56%          0.41%      0.25%               0.58%                   0.40%


                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Previous Number

      i.     Prime Loans            0.50%        0.17%          0.18%      0.12%               0.22%                   0.17%
      ii.    Non-Prime Loans        1.80%        0.87%          0.47%      0.31%               0.74%                   0.54%
      iii.   Sub-Prime Loans        3.17%        1.06%          1.06%      0.26%               0.79%                   0.26%
      iv.    Total Loans            1.28%        0.57%          0.36%      0.22%               0.51%                   0.37%



Section III.  Collection Period Activity and Current Status

   A.  Portfolio                                                                     Principal Weighted Average
                                   Number of         Principal        Coupon      Original Term     Remaining Term       Seasoning
                                   Contracts          Balance         (WAC)          (Months)          (Months)           (Months)
                               -----------------------------------------------------------------------------------------------------
      i.     Prime Loans              5,816       82,501,276.52       9.63%           68.20               51.25              16.95
      ii.    Non-Prime Loans          7,248      101,613,225.71      14.57%           67.85               49.83              18.02
      iii.   Sub-Prime Loans            367        3,755,665.26      19.38%           62.87               42.47              20.40
      iv.    Total Loans             13,431      187,870,167.49      12.50%           67.91               50.31              17.60

   B.  Delinquencies in Period
                                  30-59 Days   60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance

      i.     Prime Loans           509,348.45    213,787.61    60,695.95   180,826.32     253,534.35             164,318.35
      ii.    Non-Prime Loans     2,373,381.80    964,863.59   706,801.42   246,190.82     795,829.79             720,651.83
      iii.   Sub-Prime Loans       199,076.44     39,180.88     6,252.18    10,431.42      15,325.27              21,146.01
      iv.    Total Loans         3,081,806.69  1,217,832.08   773,749.55   437,448.56   1,064,689.41             906,116.19

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts

      i.     Prime Loans              28         15              4            10             13                        10
      ii.    Non-Prime Loans         169         61             46            14             48                        51
      iii.   Sub-Prime Loans          18          3              2             1              1                         4
      iv.    Total Loans             215         79             52            25             62                        65

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Principal Balance as a % of
      Current Balance

      i.     Prime Loans            0.62%       0.26%          0.07%          0.22%          0.31%                    0.20%
      ii.    Non-Prime Loans        2.34%       0.95%          0.70%          0.24%          0.78%                    0.71%
      iii.   Sub-Prime Loans        5.30%       1.04%          0.17%          0.28%          0.41%                    0.56%
      iv.    Total Loans            1.64%       0.65%          0.41%          0.23%          0.57%                    0.48%

                                  30-59 Days  60-89 Days     90-119 Days  120+ Days    Repo in Inventory      Charge Offs in Period
                                 ---------------------------------------------------------------------------------------------------
   Number of Contracts as a % of
      Current Number

      i.     Prime Loans            0.48%       0.26%          0.07%          0.17%          0.22%                    0.17%
      ii.    Non-Prime Loans        2.33%       0.84%          0.63%          0.19%          0.66%                    0.70%
      iii.   Sub-Prime Loans        4.90%       0.82%          0.54%          0.27%          0.27%                    1.09%
      iv.    Total Loans            1.60%       0.59%          0.39%          0.19%          0.46%                    0.48%

Section III.  Collection Period Activity and Current Status

   C.  Collections

      i.     Simple Interest Contracts
             a.  Interest Collections                         1,513,159.39
             b.  Principal Collections                        6,131,470.80

      ii.    Net Liquidation Proceeds                           362,603.26
      iii.   Post Disposition Recoveries                         50,794.13
      iv.    Repurchase Amounts
             a.  Interest                                             0.00
             b.  Principal                                            0.00

   D.  Total Available
      i.     Total Interest Collections                       1,513,159.39
      ii.    Total Principal Collections                      6,494,074.06
      iii.   Collected Funds                                  8,007,233.45
      iv.    Reinvestment Income Collected in Spread Account      2,649.04

   E.  Month End Pool Balance
      i.     Beginning Pool Balance                         194,907,754.48
      ii.    Principal Collections                            6,494,074.06
      iii.   Realized and Cram-Down Losses                      543,512.93
      iv.    Month End Pool Balance                         187,870,167.49

Section IV.  Distribution Calculations

   A.  Servicing Fee

      i.     Servicing Fee Rate
             a.  Prime Receivable @ 1.00%                        71,443.66
             b.  Non-prime Receivables @ 1.50%                  131,601.92
             c.  Sub-prime Receivables @ 2.00%                    6,489.72
             d.  Total Servicing Fee                            209,535.29
             e.  Total Receivables @ 1.25%                      203,028.91

      ii.    Base Servicing Fee (less of id. and ie.)           203,028.91
      iii.   Previous Servicing Fee Shortfall                         0.00
      iv.    Additional Servicing Fee                             6,506.38
      v.     Previous Additional Servicing Fee Shortfall              0.00
      vi.    Total Additional Servicing Fee                       6,506.38
      vii.   Supplemental Servicing Fee                         102,645.93
      viii.  Total Supplemental Servicing Fee                   102,645.93

   B.  Surety Fee
      i.     Surety Fee Rate                                          0.160%
      ii.    Base Surety Fee Due                                 25,987.70
      iii.   Previous Surety Fee Shortfall                            0.00
      iv.    Total Surety Fee Due                                25,987.70

   C.  Bond Interest
                                     Bond        Number                  Previous         Accrued
                                   Interest     of Days       Current    Interest       Interest on         Total Bond
                                     Rate      in Period     Interest    Shortfall   Interest Shortfall    Interst Due
                                 ---------------------------------------------------------------------------------------
      i.     Class A-1 Notes     2.10375%         30              0.00       0.00          0.00                  0.00
      ii.    Class A-2 Notes        2.79%         30         56,748.03       0.00          0.00             56,748.03
      iii.   Class A-3 Notes        3.77%         30        285,891.67       0.00          0.00            285,891.67
      iv.    Class A-4 Notes        4.55%         30        301,437.50       0.00          0.00            301,437.50
      v.     Total                  3.97%                   644,077.20       0.00          0.00            644,077.20

   D.  Bond Principal

      i.     Beginning Note Balance                         194,907,754.48
      ii.    Current Pool Balance                           187,870,167.49
      iii.   Principal Distributable Amount                   7,037,586.99

   E.  Total Required Distributions                           7,910,680.80
   F.  Total Available Funds                                  8,058,027.58
   G.  Required Distribution Shortfall                                0.00
   H.  Cash Available in Spread Account                       3,002,649.04
   I.  Reserve Account Draw                                           0.00
   J.  Payment Provider Commitment                            3,000,000.00
   K.  Payment Provider Required Payment Amount                       0.00
   L.  Surety Draw                                                    0.00
   M.  Insurer Optional Deposit                                       0.00
   N.  Total Cash Available for Distributions                 8,058,027.58

Section V.  Waterfall for Distributions

   A.  Total Available Funds               8,058,027.58

                                                                                                        Remaining Amount Available
                                                      Amount Due         Amount Paid       Shortfall         for Distribution
                                                    -------------------------------------------------------------------------
   B.  Servicing Fee                                   203,028.91        203,028.91                 0.00          7,854,998.67
   C.  Surety Fee                                       25,987.70         25,987.70                 0.00          7,829,010.97
   D.  Note Interest                                   644,077.20        644,077.20                 0.00          7,184,933.77
   E.  Principal Distributable Amount                7,037,586.99      7,037,586.99                 0.00            147,346.78
   F.  Interest on Unreimbursed Surety Draws                 0.00              0.00                 0.00            147,346.78
   G.  Reimbursement of Previous Surety Draws                0.00              0.00                 0.00            147,346.78
   H.  Reimbursement of Insurer Optional Deposits            0.00              0.00                 0.00            147,346.78
   I.  Reserve Deposit                              12,784,367.71        147,346.78        12,637,020.93                  0.00
   J.  Payment of Additional Servicing Fee               6,506.38              0.00             6,506.38                  0.00
   K.  Deposit to Certificate Distribution Acct.             0.00              0.00                 0.00                  0.00

Section VI.  Bond Reconciliation

                           Beginning Balance   Principal Paid   Ending Balance   Interest Due    Interest Paid   Interest Shortfall
                         ----------------------------------------------------------------------------------------------------------
   A.  Class A-1 Notes             0.00                0.00               0.00           0.00          0.00             0.00
   B.  Class A-2 Notes    24,407,754.48        7,037,586.99      17,370,167.49      56,748.03     56,748.03             0.00
   C.  Class A-3 Notes    91,000,000.00                0.00      91,000,000.00     285,891.67    285,891.67             0.00
   D.  Class A-4 Notes    79,500,000.00                0.00      79,500,000.00     301,437.50    301,437.50             0.00
   E.  Total             194,907,754.48        7,037,586.99     187,870,167.49     644,077.20    644,077.20             0.00

Section VII.  Spread Account Reconciliation

   A.  Net Yield Calculations

      i.     Current Month                                  1.07%
      ii.    Previous Month                                 2.95%
      iii.   Second Previous Month                          4.29%
      iv.    Three-Month Average                            2.81%
      v.     Previous Three Month Average                   3.85%
      vi.    Second Previous Three Month Average            4.29%

   B.  Has Net Yield Trigger Event Occurred
         and Is It Continuing?                               YES
   C.  Has Spread Account Deposit Event Occurred
         (clauses (i) through (iv) or (iv))?                  NO
   D.  Has Spread Account Deposit Event Occurred
         (clause (v))?                                        NO

   E.  Required Spread Account Parameters:
      i.     Spread Account Floor Amount            3,000,000.00
      ii.    Spread Account Specified Amount        6,000,000.00
      iii.   Spread Account Maximum Amount         18,787,016.75
      iv.    Spread Account Required Amount        15,787,016.75

   F.  Allocations, Deposits and Reductions of the Spread Account       Deposit of   Change in Payment    Cash on         Payment
        and the Payment Provider Commitment                               Cash in        Provider        Deposit in       Provider
                                                                       Spread Account   Commitment     Spread Account    Commitment
                                                                       ------------------------------------------------------------
      i.     Beginning Balance                                                 0.00          0.00      3,002,649.04     3,000,000.00
      ii.    Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (i-iv or vi)                  0.00          0.00      3,002,649.04     3,000,000.00
      iii.   Deposit of Payment Provider Commitment into Spread Account
               upon Spread Account Deposit Event (v)                           0.00          0.00      3,002,649.04     3,000,000.00
      iv.    Deposit to Spread Account from Waterfall                    147,346.78          0.00      3,149,995.82     3,000,000.00
      v.     Release from Spread Account when Net Yield Trigger Event
               Has Not Occurred or Has Been Deemed Cured                       0.00          0.00      3,149,995.82     3,000,000.00
      vi.    Release from Spread Account when Net Yield Trigger Event
               Has Occurred and Has Not Been Deemed Cured                      0.00          0.00      3,149,995.82     3,000,000.00
      vii.   Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Not Occurred or Deemed Cured                      0.00          0.00      3,149,995.82     3,000,000.00
      viii.  Withdrawal from Spread Account for Insurer Optional Deposit       0.00          0.00      3,149,995.82     3,000,000.00
      ix.    Reduction of Payment Provider Commitment when Net Yield
               Trigger Event Has Occurred and Not Deemed Cured                 0.00          0.00      3,149,995.82     3,000,000.00

Section VIII.  Surety Bond Reconciliation

   A.  Previously Unreimbursed Surety Bond Draws                           0.00
   B.  Interest Rate on Outstanding Draws (PRIME + 1%)                     5.25%
   C.  Current Interest Accrued on Previously Outstanding Draws            0.00
   D.  Interest Paid on Unreimbursed Surety Draws                          0.00
   E.  New Surety Bond Draws                                               0.00
   F.  Reimbursement of Previous Surety Draws                              0.00
   G.  Unreimbursed Surety Draws                                           0.00
   H.  Previous Unreimbursed Insurer Optional Deposits                     0.00
   I.  New Insurer Optional Deposit                                        0.00
   J.  Reimbursement of Previous Insurer Optional Deposits                 0.00
   K.  Unreimbursed Insurer Optional Deposits                              0.00
   L.  Number of Extensions Performed During the Current
         Collection Period                                                1,885
   M.  Balance of Loans Extended During the Current
         Collection Period                                        28,170,209.26


Section IX.  Historical Portfolio Performance

                            Previous Period                     Previous Period    Current    Current Period
                              Cumulative       Current Period     Cumulative       Period       Prepayment
                              Charge Offs       Charge-Offs           Losses       Losses         Spread
                            ------------------------------------------------------------------------------------
   i.     Prime Loans       1,362,792.31         164,318.35       668,982.45      90,555.38       1.6261%
   ii.    Non-Prime Loans   6,125,582.50         720,651.83     3,400,593.38     388,484.71       1.5058%
   iii.   Sub-Prime Loans     377,453.38          21,146.01       233,444.15      13,678.71       1.3974%
   iv.    Total Loans       7,865,828.19         906,116.19     4,303,019.98     492,718.80       1.5576%




/S/ Harold E. Miller, Jr.             /S/ Tonya B. Roemer
-------------------------------       -------------------------------
Harold E. Miller, Jr.                 Tonya B. Roemer
President,CEO                         Vice President